February 9, 2015 Avaya Q1 2015 Earnings Call

© 2015 Avaya 2 Forward - Looking Statements Certain statements contained in this presentation are forward-looking statements, including statements regarding our future financial and operating performance, as well as statements regarding our future growth plans and drivers. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should" or "will" or other similar terminology. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a list and description of such risks and uncertainties, please refer to our filings with the SEC that are available at www.sec.gov and in particular, our 2014 Form 10-K filed with the SEC on November 26, 2014. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation should be read in conjunction with our Form 8-K filed with the SEC on February 9, 2015. Within this presentation, we refer to certain non‐GAAP financial measures that involve adjustments to GAAP measures. Reconciliations between our non-GAAP financial measures and GAAP financial measures are included on the last three slides of this presentation. These slides, as well as current and historical financial data are available on our web site at www.avaya.com/investors . None of the information included on the website is incorporated by reference in this presentation. Historical amounts presented reflect the sale of ITPS.

© 2015 Avaya 3 Fiscal Q1 2015 Financial Highlights (Amounts are non-GAAP)  Revenue of $1,079 million down $47 million from the prior quarter In constant currency, down 3% sequentially and year-over-year In line with low end of historical sequential pattern – Private cloud and managed services business and our leading edge contact center solutions grew both sequentially and year-over-year – Revenue from products focused on the midmarket was up 5% sequentially and up 2% year-over-year – Networking product revenues grew 15% sequentially and 2% year-over year – In constant currency, EMEA revenue was up 3% year-over-year and AI was up 2% – Product bookings were up year-over-year, while product book-to-bill was below 1.0  Gross margin reached new record of 60.1% – Increased 40 basis points sequentially and 200 basis points year-over-year  Operating income of $193 million and 17.9% operating margin  Adjusted EBITDA of $239 million and 22.2% of revenue  Cash increased sequentially and year-over-year to $328 million – Reflects $19.5M debt reduction from $10M paid against Cash Flow revolver and $9.5M in term loan principal – Free Cash Flow positive for the quarter NOTE: Historical amounts presented reflect the sale of ITPS

© 2015 Avaya 4 Quarterly Income Statement (All amounts non-GAAP and dollars in millions) FQ1 2015 FQ4 2014 FQ1 2014 Revenue: Product $549 $579 $574 Services $530 $547 $557 Total Revenue $1,079 $1,126 $1,131 Gross Margin: Product 63.0% 61.8% 60.3% Services 57.2% 57.4% 55.8% Total Gross Margin 60.1% 59.7% 58.1% Operating Margin 17.9% 18.8% 17.1% Adjusted EBITDA $239 $253 $237 Adjusted EBITDA % 22.2% 22.5% 21.0% NOTE: Historical amounts presented reflect the sale of ITPS For a reconciliation of non-GAAP to GAAP financial information, please see the appendix.

© 2015 Avaya 5 Quarterly Income Statement – Constant Currency Comparison (All amounts non-GAAP and dollars in millions) As Reported FQ1 2015 FQ4 2014 FQ1 2014 Revenue: Product $549 $575 $567 Services $530 $538 $545 Total Revenue $1,079 $1,113 $1,112 Gross Margin: Product 63.0% 61.7% 60.2% Services 57.2% 57.3% 56.5% Total Gross Margin 60.1% 59.8% 58.4% Operating Margin 17.9% 19.4% 18.0% Adjusted EBITDA $239 $257 $243 Adjusted EBITDA % 22.2% 23.1% 21.9% NOTE: Historical amounts presented reflect the sale of ITPS For a reconciliation of non-GAAP to GAAP financial information, please see the appendix. In Constant Currency

© 2015 Avaya 6 Quarterly Revenue by Geographic Region (All amounts non-GAAP and dollars in millions) FQ1 2015 FQ4 2014 FQ1 2014 Revenue U.S. $572 $588 $604 EMEA $301 $321 $303 APAC $101 $111 $114 AI $105 $106 $110 Total $1,079 $1,126 $1,131 % of Total Revenue U.S. 53% 52% 53% EMEA 28% 29% 27% APAC 9% 10% 10% AI 10% 9% 10% Total 100% 100% 100% NOTE: Historical amounts presented reflect the sale of ITPS

© 2015 Avaya 7 Balance Sheet and Operating Metrics (Dollars in millions, Balance sheet items as of the end of the period indicated) FQ1 2015 FQ4 2014 FQ1 2014 Total Cash and Cash Equivalents $328 $322 $300 Cash from Operations $64 $15 $57 Capital Expenditures and Capitalized Software $33 $40 $32 Days Sales Outstanding 59 60 54 Inventory Turns 9.2 9.6 8.7 Headcount (as of the end of the period indicated) 12,572 13,036 13,648 Annualized Quarterly Revenue ($K) / Headcount (as of the end of the period indicated) $343 $346 $331 NOTE: Historical amounts presented reflect the sale of ITPS

© 2015 Avaya 8 Financial Summary ($M) Non-GAAP 4Q14 Actual 1Q15 Actual Business Model Revenue $1,126 $1,079 $1,100 – $1,150 Gross Margin % 59.7% 60.1% 58.5% – 59.5% Oper Expense % 40.9% 42.3% 38.5% – 39.5% Oper Income % 18.8% 17.9% 19% – 20.5% Adj EBITDA $ $253 $239 $250 – $275 Adj EBITDA % 22.5% 22.2% 22.7% – 23.9% Q1 Revenue: $1,079M; down $47M sequentially – $13M currency impact – $19M due to sales execution – Private cloud & managed services up 7% YoY – Networking product revenue up YoY Gross Margin 60.1% Operating Income 17.9% Adjusted EBITDA 22.2% of revenue – All 3 are fiscal Q1 record levels on an as reported basis For a reconciliation of non-GAAP to GAAP financial information, please see our most recent SEC filings and the tables at the end of this presentation FY 11 FY 12 FY 13 FY 14 1QF14 4QF14 1QF15 Flagship 32% 35% 39% 43% 43% 44% 45% Core 48% 49% 47% 45% 45% 47% 45% Products & Services* (% of Total Avaya Revenue) For a reconciliation of non-GAAP to GAAP financial information, please see www.avaya.com/investors . NOTE: Historical amounts presented reflect the sale of ITPS We have structured our model such that, assuming quarterly revenue between $1.1 billion and $1.15 billion dollars, our operational performance should generate adjusted EBITDA in the range of $250 and $275 million * Flagship includes Video, Avaya Aura®, IP Office, leading edge Contact Center, Wireless LAN, SBC, Ethernet/fabric switching, Avaya professional services, Avaya cloud and Avaya managed services Core includes phones, gateways, servers, core contact center, and other managed and maintenance support services Legacy includes legacy Nortel and Tenovis, excluding Networking

© 2015 Avaya 9 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 $4.0 2015 2016 2017 2018 2019 2020 2021 Avaya Debt Maturity Profile ($ in Billions, by calendar year) $0.12 $2.0 $1.1 $1.3 $1.4 Overall Average Portfolio Interest Rate 6.9% Today 2/9/15  Reduced debt by $19.5M in Q1 FY ’15 – $10M against Cash Flow revolver and $9.5M in term loan principal  Additional liquidity available through Asset-Backed & Cash Flow revolvers  Annual cash needs for Pension, Interest, Restructuring, CapEx, and Cash taxes expected to be below $900M in FY 15  Long Term Debt (net of $0.3B cash) totals $5.6B NOTE: Amounts shown are expected balances at maturity date; 2017 & 2018 are net of principal payments which total approximately $9.5M quarterly

© 2015 Avaya 10 Fiscal Q2 2015 Financial Outlook (As Delivered 2/9/15)  In the past three years, the sequential change in revenue from the first fiscal quarter to the second fiscal quarter has been a decrease in the range of 6% to 10%  Given our current visibility, we believe fiscal second quarter revenue will sequentially decline between 2 and 5 percent from the constant currency adjusted Q1 FY’15 revenue of $1,063 million  We expect cash restructuring requirements for the second fiscal quarter to be between $20 million and $25 million NOTE: Avaya does not reiterate guidance or provide any form of mid-quarter update ($M) As Reported In Constant Currency Q2 FY ’14 $1,060 $1,030 Q1 FY ’15 $1,079 $1,063 Revenue Adjusted for Constant Currency As of 2/6/15

© 2015 Avaya 11 Upcoming Events (See www.avaya.com/investors for additional details)  Tuesday, February 24, 2015 – JP Morgan High Yield & Leveraged Finance Investor Conference – Miami, FL – Presenter: Dave Vellequette, CFO – Presentation Time: 7:20 AM Pacific / 10:20 AM Eastern  Wednesday, March 11, 2015 – Goldman Sachs TMT Leveraged Finance Conference – NYC, NY – Presenter: Dave Vellequette, CFO – Presentation Time: (will be posted to www.avaya.com/investors when available) Webcast links and details with supporting slides will be available for each of these events. See the investor pages of our website www.avaya.com/investors

© 2015 Avaya 12 Pension & Other Post-Retirement Benefits Trend ($M)  Cash payments are made either in compliance with applicable law and regulations where required, or to directly pay benefits where appropriate.  P&L Expense is recognized as retirement benefits are earned during the participants’ years of employment. (1) Data source: Refer to “Benefit Obligations” section of Avaya’s 10-Q and 10-K for the applicable periods See slide 12 for amounts used in Adjusted EBITDA calculation (to reflect amortization of prior service costs and associated gains/losses) Cash Effect (1) FY’13 Q1’14 Q2’14 Q3’14 Q4’14 FY’14 Q1’15 US Pension 108 23 24 59 54 160 15 Non-US Pension 25 5 15 4 3 27 4 OPEB 52 10 11 12 12 45 9 Total Cash Contributions 185 38 50 75 69 232 28 P&L Effect (1) FY’13 Q1’14 Q2’14 Q3’14 Q4’14 FY’14 Q1’15 US Pension 104 16 16 17 16 65 15 Non-US Pension 31 8 8 7 7 30 7 OPEB (5) 1 1 1 1 4 1 Total P&L Expenses 130 25 25 25 24 99 23

© 2015 Avaya 13 Non-GAAP Reconciliation Adjusted EBITDA * For reconciliation of adjusted EBITDA for the fourth quarter of 2014 see our Form 10-K filed with the SEC on November 26,2014 at www.sec.gov. . 2014 2013 Income (loss) from continuing operations 3$ (57)$ Interest expense 112 119 Provision for income taxes 3 26 Depreciation and amortization 94 119 212 207 Restructuring charges, net 15 7 Sponsors’ fees 2 2 Integration-related costs 1 2 Non-cash share-based compensation 7 6 Change in certain tax indemnifications (9) - Gain on foreign currency transactions (6) (2) Pension/OPEB/nonretirement postemployment benefits and long- term disability costs 17 13 Other - 2 Adjusted EBITDA 239$ 237$ EBITDA Three months ended December 31, Avaya Inc. Supplemental Schedule of Non-GAAP Adjusted EBITDA (Unaudited; in millions)

Non-GAAP Reconciliation

Gross Margin and Operating Income

Avaya Inc.
Supplemental Schedules of Non-GAAP Reconciliations
(Unaudited; in millions)

	Three Months Ended				
	Dec. 31, 2013	**Mar. 31, 2014**	**June 30, 2014**	**Sept. 30, 2014**	**Dec. 31, 2014**
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin					
Gross Profit - Adjusted for discontinued operations	$ 640	$ 597	$ 607	$ 655	$ 638
Gross Margin - Adjusted for discontinued operations	56.6%	56.3%	57.6%	58.2%	59.1%
Items excluded:					
Amortization of acquired technology intangible assets	14	14	14	14	9
Share-based compensation	3	4	3	3	2
Incremental accelerated depreciation associated with vacating a facility	-	6	-	-	-
Non-GAAP Gross Profit - Adjusted for discontinued operations	$ 657	$ 621	$ 624	$ 672	$ 649
Non-GAAP Gross Margin - Adjusted for discontinued operations	58.1%	58.6%	59.2%	59.7%	60.1%
Reconciliation of Non-GAAP Operating Income					
Operating Income - Adjusted for discontinued operations	$ 87	$ -	$ 48	$ 62	$ 104
Percentage of Revenue	7.7%	0.0%	4.6%	5.5%	9.6%
Items excluded:					
Amortization of acquired intangible assets	72	71	70	70	66
Restructuring and impairment charges, net	7	42	45	71	15
Integration-related costs	3	2	1	3	1
Divestiture-related costs	-	-	2	-	-
Share-based compensation	6	8	6	5	7
Incremental accelerated depreciation associated with vacating certain facilities	16	19	-	-	-
Resolution of certain legal matters	-	-	8	-	-
Other	2	-	-	1	-
Non-GAAP Operating Income - Adjusted for discontinued operations	$ 193	$ 142	$ 180	$ 212	$ 193
Non-GAAP Operating Margin - Adjusted for discontinued operations	17.1%	13.4%	17.1%	18.8%	17.9%

© 2015 Avaya

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AVAYA

Non-GAAP Reconciliation
Product and Services Gross Margins

Avaya Inc.
Supplemental Schedules of Non-GAAP Reconciliation of Gross Profit and Gross Margin by Portfolio
(Unaudited; in millions)

	Three Months Ended				
	Dec. 31, 2013	Mar. 31, 2014	June 30, 2014	Sept. 30, 2014	Dec. 31, 2014
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Products					
Revenue	$ 574	$ 532	$ 511	$ 579	$ 549
Costs (exclusive of amortization of acquired technology intangible assets)	228	206	199	221	203
Amortization of acquired technology intangible assets	14	14	14	14	9
GAAP Gross Profit	332	312	298	344	337
GAAP Gross Margin	57.8%	58.6%	58.3%	59.4%	61.4%
Items excluded:					
Amortization of acquired technology intangible assets	14	14	14	14	9
Incremental accelerated depreciation associated with vacating a facility	-	3	-	-	-
Non-GAAP Gross Profit	$ 346	$ 329	$ 312	$ 358	$ 346
Non-GAAP Gross Margin	60.3%	61.8%	61.1%	61.8%	63.0%
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Services					
Revenue	$ 557	$ 528	$ 543	$ 547	$ 530
Costs	249	243	234	236	229
GAAP Gross Profit	308	285	309	311	301
GAAP Gross Margin	55.3%	54.0%	56.9%	56.9%	56.8%
Items excluded:					
Share-based compensation	3	4	3	3	2
Incremental accelerated depreciation associated with vacating a facility	-	3	-	-	-
Non-GAAP Gross Profit	$ 311	$ 292	$ 312	$ 314	$ 303
Non-GAAP Gross Margin	55.8%	55.3%	57.5%	57.4%	57.2%

© 2015 Avaya

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